Exhibit 99.1
Microvast Reports Third Quarter 2024 Financial Results

•Record company Q3 revenue, increased 26.6% year over year to $101.4 million
•Gross margin increased from 22.3% to 33.2%, a 10.9 percentage point improvement year over year

STAFFORD, Texas, USA, November 12, 2024 — Microvast Holdings, Inc. (NASDAQ: MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today announced unaudited condensed consolidated financial results for the third quarter ended September 30, 2024 (“Q3 2024”).

Results for Q3 2024

•Revenue of $101.4 million, compared to $80.1 million in Q3 2023, an increase of 26.6%

•Gross margin increased to 33.2% from gross margin of 22.3% in Q3 2023; Non-GAAP adjusted gross margin increased to 33.9%, up from 24.2% in Q3 2023

•Operating expenses of $27.5 million, compared to $44.7 million in Q3 2023; Adjusted operating expenses of $22.0 million, compared to $30.3 million in Q3 2023

•Net profit of $13.2 million, compared to net loss of $26.2 million in Q3 2023; Non-GAAP adjusted net profit of $16.8 million, compared to non-GAAP adjusted net loss of $10.3 million in Q3 2023

•Net profit per share of $0.04 compared to net loss per share of $0.08 in Q3 2023; Non-GAAP adjusted net profit per share of $0.05, compared to non-GAAP adjusted net loss per share of $0.03 in Q3 2023

•Adjusted EBITDA of positive $28.6 million in Q3 2024, compared to Adjusted EBITDA of negative $5.3 million in Q3 2023

•Capital expenditures of $30.6 million, compared to $59.9 million in Q3 2023

•Cash, cash equivalents, restricted cash and short-term investments of $115.0 million as of September 30, 2024, compared to $93.8 million as of December 31, 2023, and $114.7 million as of September 30, 2023

Results for Nine Months Ended September 30, 2024 (“YTD 2024”)

•Revenue of $266.4 million, compared to $202.0 million in the nine months ended September 30, 2023 (“YTD 2023”), an increase of 31.9%

•Gross margin increased to 29.3% from gross margin of 16.9% in YTD 2023; Non-GAAP adjusted gross margin increased to 30.6%, up from 19.2% in YTD 2023

•Operating expenses of $171.9 million, compared to $119.9 million in YTD 2023; Adjusted operating expenses of $145.0 million, compared to $72.8 million in YTD 2023

•Net loss of $90.0 million, compared to net loss of $81.8 million in YTD 2023; Non-GAAP adjusted net loss of $61.0 million, compared to non-GAAP adjusted net loss of $30.2 million in YTD 2023

•Net loss per share of $0.28 compared to net loss per share of $0.26 in YTD 2023; Non-GAAP adjusted net loss per share of $0.19, compared to non-GAAP adjusted net loss per share of $0.09 in YTD 2023

•Adjusted EBITDA of negative $30.4 million in YTD 2024, compared to Adjusted EBITDA of negative $17.0 million in YTD 2023

•Capital expenditures of $43.8 million, compared to $153.6 million in YTD 2023

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit, and net loss to non-GAAP adjusted net loss and non-GAAP adjusted EBITDA.

2024 Outlook

•For full year 2024, the Company is targeting a revenue growth of 15% to 18% year over year and Q4 revenue guidance of $90 million to $95 million

•Continue to maintain gross margin profile with a target range of 25% to 30%

•Ongoing R&D progress towards new product development, including our ME6 ESS container solution, enhanced silicon-based cells, and solid state batteries

•Bolstering our revenue streams through continued strategic partner expansions, and innovating products and services that support the global energy transformation

•Focus on sustained profitability through our regional efficiency improvements and leveraging our established business segments to improve liquidity and financial strength

Webcast Information

Company management will host a conference call and webcast on November 12, 2024, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event.

About Microvast

Microvast is a global leader in providing battery technologies for electric vehicles and energy storage solutions. With a legacy of over 17 years, Microvast has consistently delivered cutting-edge battery systems that empower a cleaner and more sustainable future. The company's innovative approach and dedication to excellence have positioned it as a trusted partner for customers around the world. Microvast was founded in 2006 and is headquartered in Stafford, Texas.

For more information, please visit www.microvast.com.

Contact:

Investor Relations
ir@microvast.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our industry and market sizes, and future opportunities for us. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) our ability to remain a going concern; (2) risk that we may not be able to execute our growth strategies or achieve profitability; (3) risk that we will be unable to raise additional capital to execute our business plan or pay our debts as they come due, which may not be available on acceptable terms or at all; (4) restrictions in our existing and any future credit facilities; (5) risks of operations in China; (6) the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay; (7) the effects of existing and future litigation; (8) changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; (9) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (10) changes in availability and price of raw materials; (11) labor relations, including the ability to attract, hire and retain key employees and contract personnel; (12) heightened awareness of environmental issues and concern about global warming and climate change; (13) risk that we are unable to secure or protect our intellectual property; (14) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (15) risk that our customers will adjust, cancel or suspend their orders for our products; (16) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (17) the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks; (18) changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; (19) the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act; (20) economic, financial and other impacts such as a pandemic, including global supply chain disruptions; and (21) the impacts of geopolitical events, including the ongoing conflicts between Russia and Ukraine and between Israel and Hamas. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”
Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control.
All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.
All references to the “Company,” “we,” “us” or “our” refer to Microvast Holdings, Inc. and its consolidated subsidiaries other than certain historical information which refers to the business of Microvast prior to the consummation of the Business Combination.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss, which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit and net income (loss), are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Non-GAAP adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in valuation of warrant and Convertible loan. Non-GAAP adjusted net loss per common share is GAAP net loss per common share as adjusted for non-cash stock-based compensation expense and change in valuation of warrant and Convertible loan per common share. Non-GAAP adjusted EBITDA is defined as net loss excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant and Convertible loan and income tax expense or benefit.

We use non-GAAP adjusted gross profit, non-GAAP adjusted EBITDA and non-GAAP adjusted net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit and net income (loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the merger, we now exclude changes in fair value from net loss in our non-GAAP adjusted EBITDA and non-GAAP adjusted net loss calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$63,585	$44,541
Restricted cash, current	40,361	37,477
Short-term investments	—	5,634
Accounts receivable (net of allowance for credit losses of $3,832 and $4,571 as of September 30, 2024 and December 31, 2023, respectively)	121,539	138,717
Notes receivable	10,937	23,736
Inventories, net	157,769	149,749
Prepaid expenses and other current assets	23,483	25,752
Held-for-sale assets	19,897	—
Total Current Assets	437,571	425,606
Restricted cash, non-current	11,021	6,171
Property, plant and equipment, net	527,160	620,667
Land use rights, net	11,902	11,984
Acquired intangible assets, net	2,788	3,136
Operating lease right-of-use assets	19,468	19,507
Other non-current assets	11,090	9,661
Total Assets	$1,021,000	$1,096,732

Liabilities
Current liabilities:
Accounts payable	$65,589	$112,618
Advance from customers	42,950	43,087
Accrued expenses and other current liabilities	104,202	148,284
Income tax payables	656	655
Short-term bank borrowings	66,177	35,392
Notes payable	56,314	63,374
Total Current Liabilities	335,888	403,410
Long-term bonds payable	43,157	43,157
Long-term bank borrowings	53,397	43,761
Warrant liability	1	67
Share-based compensation liability	119	199
Operating lease liabilities	16,326	17,087
Convertible loan with shareholder measured at fair value	24,423	—
Other non-current liabilities	38,486	24,861
Total Liabilities	$511,797	$532,542

Shareholders’ Equity
Common Stock (par value of US$0.0001 per share, 750,000,000 and 750,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 323,815,298 and 316,694,442 shares issued, and 322,127,798 and 315,006,942 shares outstanding as of September 30, 2024 and December 31, 2023)	$33	$32
Additional paid-in capital	1,512,410	1,481,241
Statutory reserves	6,032	6,032
Accumulated deficit	(987,520)	(897,501)
Accumulated other comprehensive loss	(21,752)	(25,614)
Total Equity	$509,203	$564,190
Total Liabilities and Equity	$1,021,000	$1,096,732

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$101,388	$80,116	$266,414	$202,042
Cost of revenues	(67,776)	(62,232)	(188,382)	(167,839)
Gross profit	33,612	17,884	78,032	34,203
Operating expenses:
General and administrative expenses	(11,841)	(24,980)	(59,146)	(68,874)
Research and development expenses	(10,692)	(13,241)	(32,291)	(33,609)
Selling and marketing expenses	(4,963)	(6,031)	(15,580)	(16,916)
Impairment loss of long-lived assets	(12)	(422)	(64,924)	(473)
Total operating expenses	(27,508)	(44,674)	(171,941)	(119,872)
Subsidy income	1,082	442	2,351	1,156
Profit/(loss) from operations	7,186	(26,348)	(91,558)	(84,513)
Other income and expenses:
Interest income	186	582	551	3,481
Interest expense	(4,290)	(491)	(8,116)	(1,437)
Changes in fair value of warrant and convertible loan	2,766	(42)	1,240	(25)
Other income	7,399	127	7,864	673
Profit/(loss) before provision for income taxes	13,247	(26,172)	(90,019)	(81,821)
Income tax expense	—	—	—	—
Net profit/(loss)	$13,247	$(26,172)	$(90,019)	$(81,821)
Less: net loss attributable to noncontrolling interests	—	(42)	—	(21)
Net profit/(loss) attributable to Microvast Holdings, Inc.'s shareholders	$13,247	$(26,130)	$(90,019)	$(81,800)
Net profit/(loss) per common share
Basic	$0.04	$(0.08)	$(0.28)	$(0.26)
Diluted	$0.03	$(0.08)	$(0.28)	$(0.26)
Weighted average shares used in calculating net profit/(loss) per share of common stock
Basic	320,545,388	313,108,457	317,153,113	309,541,499
Diluted	367,031,181	313,108,457	317,153,113	309,541,499

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(90,019)	$(81,821)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	810	832
Interest expense	2,248	—
Depreciation of property, plant and equipment	22,442	14,643
Amortization of land use right and intangible assets	581	593
Noncash lease expenses	2,004	2,108
Share-based compensation	30,289	51,641
Changes in fair value of warrant and convertible loan	(1,240)	25
(Reversal)/ allowance of credit losses	(237)	(1,038)
Write-down for obsolete inventories	3,032	928
Impairment loss from long-lived asset	64,924	473
Product warranty	10,353	9,017
Changes in operating assets and liabilities:
Notes receivable	9,162	(22,372)
Accounts receivable	18,157	(911)
Inventories	(4,144)	(54,473)
Prepaid expenses and other current assets	2,340	(12,666)
Operating lease right-of-use assets	(1,821)	(5,588)
Other non-current assets	9,037	(653)
Notes payable	(7,490)	(26,070)
Accounts payable	(47,234)	53,400
Advance from customers	(197)	515
Accrued expenses and other liabilities	(33,094)	(1,374)
Operating lease liabilities	(869)	2,760
Other non-current liabilities	7,679	(319)
Net cash used in operating activities	(3,287)	(70,350)

Cash flows from investing activities
Purchases of property, plant and equipment	(27,366)	(153,574)
Proceeds on disposal of property, plant and equipment	9,830	879
Purchase of short-term investments	—	(425)
Proceeds from maturity of short-term investments	5,564	—
Net cash used in investing activities	(11,972)	(153,120)

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-Continued
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Nine Months Ended September 30,
	2024	2023
Cash flows from financing activities
Proceeds from borrowings	70,373	18,439
Repayment of bank borrowings	(31,824)	(6,286)
Convertible loan borrowing from a shareholder	25,000	—
Payment for debt issue costs	(525)	—
Deferred payment related to purchases of property, plant and equipment	(16,389)	—
Net cash generated from financing activities	46,635	12,153
Effect of exchange rate changes	(4,598)	(2,088)
Increase (decrease) in cash, cash equivalents and restricted cash	26,778	(213,405)
Cash, cash equivalents and restricted cash at beginning of the period	88,189	302,617
Cash, cash equivalents and restricted cash at end of the period	$114,967	$89,212

	Nine Months Ended September 30,
	2024	2023
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$63,585	$67,398
Restricted cash	51,382	21,814
Total cash, cash equivalents and restricted cash	$114,967	$89,212

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$101,388	$80,116	$266,414	$202,042
Cost of revenues	(67,776)	(62,232)	(188,382)	(167,839)
Gross profit (GAAP)	$33,612	$17,884	$78,032	$34,203
Gross margin	33.2%	22.3%	29.3%	16.9%

Non-cash settled share-based compensation (included in cost of revenues)	771	1,530	3,390	4,559
Adjusted gross profit (non-GAAP)	$34,383	$19,414	$81,422	$38,762
Adjusted gross margin (non-GAAP)	33.9%	24.2%	30.6%	19.2%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(In thousands of U.S. dollars, except per share data, or as otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net profit/(loss) (GAAP)	$13,247	$(26,172)	$(90,019)	$(81,821)
Changes in fair value of warrant and Convertible loan*	(2,766)	42	(1,240)	25
Non-cash settled share-based compensation*	6,301	15,862	30,298	51,602
Adjusted Net Profit (Loss) (non-GAAP)	$16,782	$(10,268)	$(60,961)	$(30,194)

*The tax effect of the adjustments was nil.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net profit (loss) per common share-Basic (GAAP)	$0.04	$(0.08)	$(0.28)	$(0.26)
Changes in fair value of warrant and Convertible loan per common share	(0.01)	—	—	—
Non-cash settled share-based compensation per common share	0.02	0.05	0.09	0.17
Adjusted net profit (loss) per common share-Basic (non-GAAP)	$0.05	$(0.03)	$(0.19)	$(0.09)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net profit/(loss) (GAAP)	$13,247	$(26,172)	$(90,019)	$(81,821)
Interest expense (income), net	4,104	(91)	7,565	(2,044)
Income tax expense	—	—	—	—
Depreciation and amortization	7,724	5,040	23,023	15,236
EBITDA (non-GAAP)	$25,075	$(21,223)	$(59,431)	$(68,629)
Changes in fair value of warrant and convertible loan	(2,766)	42	(1,240)	25
Non-cash settled share-based compensation	6,301	15,862	30,298	51,602
Adjusted EBITDA (non-GAAP)	$28,610	$(5,319)	$(30,373)	$(17,002)